                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            CUMBERLAND BANCORP, INC.

                            (A Tennessee Corporation)


                                    ARTICLE I

                                  SHAREHOLDERS

         1. SHARE CERTIFICATES. The shares of the corporation shall be represented by certificates which shall set forth thereon the statements prescribed by ss.48-16-206 of the Tennessee Business Corporation Act (the "Act") and by other applicable provisions of law, and which shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         No certificate shall be issued for any share until such share is fully paid.

         No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

         2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may, when necessary or desirable in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations, issue a fraction of a share, make arrangements or provide reasonable opportunity for any person entitled to a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, over the manual facsimile signature of an officer of the corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation.

         The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable. Such conditions shall be stated or fairly summarized on the face of the certificate.

         3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regard the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

         5. MEANING OF CERTAIN TERMS. As used herein, in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares of and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Act confers such rights notwithstanding that the Articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

         6. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Act confers the right to call a special meeting of the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Tennessee as shall be stated in the notice of any such meeting.

         - CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Unless otherwise required by law or the corporation's charter, as amended from time to time, a special meeting of shareholders shall be held only on the call of the Board of Directors or if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issues proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held, including all statements necessary to make any statement of such purpose not incomplete, false, or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8, or Rule 14a-11 (or such successor schedules or rules) of the Rules and Regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Act) nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given each shareholder of record on the new record date. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         - VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, or shares held by, each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation in the State of Tennessee, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         - PROXY REPRESENTATION. Every shareholder or his duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purpose of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be signed by the shareholder or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy. Except as may otherwise be provided by the Act, any proxy may be revoked.

         - QUORUM.  A majority of the shares shall constitute a quorum.

         - VOTING. Except as the Act, the Articles of Incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         7. NOTICE OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. Any such shareholder nomination may be made, however, only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty days in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request of a shareholder, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         8. NOTICE OF NEW BUSINESS. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty calender days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date of the previous year's annual meeting, then, in order to be timely, a shareholder's notice must be received at the principal executive offices of the corporation not later than one hundred twenty calendar days before the date of such annual meeting or the tenth day following the date on which public announcement of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.8. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 1.8, and if he or she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors. The Board may fix the compensation of directors.

         2. QUALIFICATION AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Tennessee. The Board of Directors shall consist of no fewer than 3 or more than 15 members. The number of directors may be increased or decreased by an amendment of these Bylaws or by the directors or shareholders, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The number of directors shall never be less than one.

         3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors elected at the organization meeting of incorporators, each of whom shall hold office until the first annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. Thereafter, each director who is elected at an annual meeting of shareholders, and any director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next successive annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies created by reason of increase in the number of directors, and including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         - PLACE. Meetings shall be held at such place within or without the State of Tennessee as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or by any two directors.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice or waiver of notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         - QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum except as may be otherwise provided in the Articles of Incorporation. Except as otherwise provided herein, and except as may be otherwise provided by the Act or the Articles of Incorporation, the act of the Board shall be the act of a majority of directors present at a meeting at which a quorum is present.

         Members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall be deemed to constitute presence in person at a meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, to the other directors.

         - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

         5. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office with or without cause, in the manner set forth in the Articles of Incorporation.

         6. COMMITTEES. Whenever the number of directors shall consist of three or more, the Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except such authority as may not be delegated under the Act.

         7. WRITTEN ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all of the members of the committee, as the case may be.

                                   ARTICLE III

                                    OFFICERS

         The corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected by the directors from time to time, and may have one or more Vice Presidents and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person, except the President may not simultaneously hold the office of Secretary.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified. Any vacancy in an office for any reason may be filled for the unexpired portion of the term by the Board of Directors.

         The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

         The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.


                                   ARTICLE IV

                REGISTERED OFFICE AND AGENT - SHAREHOLDERS RECORD

         The initial address of the principal office of the corporation is Highway 25, Carthage, Tennessee, 37030, and the name of the initial registered agent of the corporation at that address is Joel Porter.

         The corporation shall keep at its registered office in the State of Tennessee or at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each shareholder and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

                                    ARTICLE V
                                CORPORATE ACTIONS

         1. CONTRACTS. Unless otherwise required by the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, or any Vice President shall execute contracts or other instruments on behalf of and in the name of the corporation. The Board of Directors may from time to time authorize any other officer, assistant officer, or agent to enter into any contract or execute any instrument in the name of and on behalf of the corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President, the Chief Executive Officer, or the Board of Directors. Such authority may be general or confined to specific instances.

         3. CHECKS, DRAFTS, ETC. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange, and other negotiable instruments of the corporation shall be signed by either the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, a Vice President or such other officer, assistant officer, or agent of the corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other depositories as the Board of Directors may authorize.

         5. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise required by the Board of Directors, the Chairman, President, Chief Executive Officer, the Chief Financial Officer, or Chief Administrative Officer shall have full power and authority on behalf of the corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the corporation may hold securities. In connection therewith the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, or the Chief Administrative Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.


                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                  ARTICLE VIII

                               CONTROL OVER BYLAWS

         The Board of Directors shall have power to adopt, alter, amend or repeal the Bylaws, and Bylaws adopted by the Board of Directors or by the shareholders may be repealed or changed and new Bylaws may be adopted by the shareholders, except as otherwise provided herein or in the Articles of Incorporation. The shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.